Exhibit 10.1

Employment Contract

(as Amended and Restated Effective January 1, 2006)

Supreme Corporation

(Robert W. Wilson)

This Contract is entered into between Supreme Corporation, a Texas corporation (hereafter called “Company”), and Robert W. Wilson (hereafter called “Employee”).

Company is engaged in the business of manufacturing and selling specialized truck bodies. Company desires to retain the services of Employee as one of its key executives, and Employee is willing and able to perform in that capacity.

This Contract was initially entered into to be effective May 1, 2005. As the result of unexpected developments under the Internal Revenue Code of 1986, as amended (the “Code”), the parties have received professional advise that it is necessary and appropriate to amend the original Contract so as to bring it into compliance with newly adopted Section 409A of the Code. As a result, this (amended) Employment Contract amends and completely restates the Contract dated to be effective May 1, 2005.

Accordingly, in consideration of the mutual covenants herein contained, the parties to this Contract agree as follows:

1.               Employment. Company hereby continues the employment of Employee, and Employee hereby accepts such employment from Company, pursuant to those provisions herein contained.

2.               Term of Employment. Subject to the provisions for termination hereafter provided, the term of this Contract shall be for a term of three (3) years beginning on May 1, 2005, and ending on April 30, 2008.

3.               Duties of Employee. Employee is employed as President and Chief Executive Officer of Company. It is understood and agreed that Employee is subject to the direction and control of Company’s Board of Directors, as required by the Texas Business Corporation Act, and as a result Employee shall, if required by Company’s Board of Directors during the term of this Contract, serve in any other executive capacity considering his experience and performance record to date with Company. Employee shall devote substantially all of his time, attention, best efforts, and energy to the business of Company, and may not, during the term of this Contract, be engaged in any other material business activities which interfere with his ability to carry out his obligations hereunder. However, such restriction shall not be construed as preventing Employee from making investments in (non-competitive) business enterprises so long as Employee will not be required to render personal services to any such business enterprises during Employee’s normal business hours with Company.

4.               Compensation. To the extent Employee continues to comply with all of the provisions of this Contract (including the covenants referenced in paragraph 9 below and contained in Exhibits “B” and “C” attached hereto):

a.               Base Salary. Company shall pay to Employee a minimum base salary of $200,000 per year payable in twenty-six (26) equal payments of $7,692.31 (or in accordance with such other sequence of payments as determined by Company’s then existing payroll policies), from which federal withholding and social security taxes will be deducted;

b.              Pre-Tax Bonus. It is anticipated that at the end of each calendar year, approval of the Board of Directors will be requested by the Chairman of the Board of Company for distributions from Company’s Bonus Payment Plan, the amount of which will be dependent upon the operating results of Company for that year. In such event (and assuming approval by the Chairman of the Board of the portion of the bonus recommended to be distributed to Employee), Employee shall be entitled to receive, in addition to the base salary referred to above, a pre-tax bonus in the amount so approved by the Board of Directors which amount will be paid to Employee no later than March 15 following the calendar year to which such pre-tax bonus relates;  and

c.               Increases. The Board of Directors of Company may, at any time, elect to increase Employee’s base salary above the amount referred to in subparagraph ”a” above.

5.               Fringe Benefits. During the period that Employee continues to comply with all of the provisions of this Contract, Employee shall receive the following fringe benefits:

a.               Medical Benefits. Employee and his dependent family members shall be covered under the same group hospitalization, accident and major medical plans as the Company shall provide from time to time for other officers; provided, however, that Employee shall pay the same portion of the cost thereof as may be required from the Company’s officers generally. However, in the event that, at any time during the Term of this Contract, Executive’s medical expenses exceed any ceiling amounts provided for in any of Company’s medical benefit plans, Company shall nevertheless be obligated (without any additional expense to Executive) to pay all of such excess amounts (and may, if Company elects to do so, obtain supplemental insurance to provide third party funding of such excess amounts). But the payment obligation of Company, provided for in the preceding sentence, following termination of employment will be limited to: (1) amounts that otherwise would be deductible to Executive under IRS Code Sec. 213; and

(2) excess medical expenses incurred only within the period ending on the last day of the second calendar year after the calendar year in which Executive separates from service;

b.              Insurance. As reimbursement for insurance owned by Employee (and/or his wife), Company shall pay to Employee, each year, the lesser of $40,000 or the actual amount of premiums paid on insurance of any kind covering Employee or “last to die” insurance covering the lives of Employee and his wife (the “Reimbursement Amount”).

In addition to the Reimbursement Amount, Company shall also pay to Employee, each year, such amount which, after taking into consideration the income tax effect of the “deemed income” (such “deemed income” in no event to exceed $40,000) to Employee (for the Reimbursement Amount and the federal and state tax offset payments) will offset such additional taxes (the “Gross-Up Amount”). In making the determination of the Gross-Up Amount, the following formula shall be used:  Reimbursement Amount/(1 – Employee’s marginal tax bracket + .014 [Medicare] + Employee’s marginal tax bracket for state income taxes, if any, + city taxes, if any) minus the Reimbursement Amount. For example, assuming that:  (i) the annual premium is $40,000.00 (Reimbursement Amount = $40,000);  (ii) Employee is in the 35% marginal tax bracket;  (iii) the Reimbursement Amount is not subject to social security taxes;  (iv) Employee is in the 10% state income tax bracket;  and (v) the Reimbursement Amount is not subject to city taxes;  the Gross-Up Amount would be:  $40,000/(1 – [.35 + .014 + .1]) minus $40,000 = $34,626.87;

c.               Dental Benefits. Company shall pay or reimburse Employee for all family dental expenses up to a maximum of $5,000 per year;

d.              Paid Vacation. Each calendar year (or proportion thereof), Employee may take a vacation of four (4) weeks during which time his compensation shall be paid in full;

e.               Automobile. Company shall provide an automobile for Employee’s use in connection with the services to be rendered by Employee to Company. Company shall pay or reimburse Employee for maintenance and repair expenses of the automobile upon submission of vouchers or itemized lists of such expenses prepared in compliance with Company’s policy. For so long as Company owns (or leases) the automobile, Company shall insure the automobile with the same automobile insurance company coverage that is provided for executive officers of Company. Company agrees that Employee shall be designated as an additional insured on any Company provided policy providing liability insurance coverage. In the event the automobile is damaged or destroyed by reason of accident, theft, vandalism, or otherwise, Employee will not have any liability to Company for any such loss or damage (including out-of-pocket deductibles); and

f.                 Other Benefits. No provision of this Contract shall preclude Employee from participating in any fringe benefit plan now in effect or hereafter adopted by Company, but Company shall be under no obligation to provide for his participation in, or to institute, any such plan or to make any contribution under any such plan, unless such opportunities are provided to all Company employees as a group, or to all of Company’s senior officers as a group.

6.               Business Expenses. Employee may incur reasonable expenses, as determined by Company’s Chairman of the Board, in connection with the promotion of Company’s business including expenses for entertainment, travel, and similar items. Company agrees to reimburse Employee for all such reasonable expenses upon the presentation by Employee, from time to time as required by Company, of an itemized account of such expenditures; provided, however, Employee shall not expend any sums in excess of those amounts permitted by the Internal Revenue Code of 1986, as amended, without prior written approval from the Chairman of the Board of Company.

7.               Key-Man Insurance. Company may, at any time during the term of this Contract, apply for and procure as owner, and for its sole benefit, life insurance on Employee’s life in such amounts and in such forms as Company may select. Employee hereby acknowledges the fact that he will have no interest whatsoever in any such insurance policy. However, Employee agrees that he shall, at Company’s request, submit to such medical examinations, supply such information, and execute such documents as may be requested by the insuring companies.

8.               Termination of Employment.

a.               By Company.

(1)          Date of Termination. Company may at any time terminate this Contract, in which event Employee shall leave the premises on such date (the “Date of Termination”) as is specified by Company in the notice of termination (which date can be as early as the date of such notice).

(2)          For Cause. If such termination is “for cause,” Company will have no obligation to pay to Employee any compensation or fringe benefits following the Date of Termination. For purposes of the preceding sentence, the phrase “for cause” will be deemed to mean:

(a)          absence from Company’s offices, physical or mental illness, or any other reason, for any successive period of forty-five (45) days, or for a total period of ninety (90) days in any one of Company’s fiscal years (except that any vacation periods, travel on Company business, or leaves of absence specifically granted by

Company’s Board of Directors shall not be considered as periods of absence from employment);

(b)         Employee’s commission of an act of gross negligence in the performance of his duties or obligations hereunder;

(c)          Employee’s commission of any act of fraud, malfeasance, disloyalty, or breach of trust against the Company, or Employee fails to observe any covenant referenced in paragraph 9 below or contained in Exhibits “B” or “C” hereto;

(d)         Employee’s refusal, or substantial inability, to perform the duties assigned in good faith to him pursuant to paragraph 3 hereof;

(e)          Employee dies or gives affirmative indication, in the opinion of a majority of Company’s Board of Directors, that he no longer intends to abide by the terms of this Contract; or

(f)            Employee is guilty of acts of moral turpitude or dishonesty in Company’s affairs, gross insubordination or the equivalent, or Employee violates, or fails to comply with, any of the provisions of this Contract.

(3)          Not For Cause. If such termination is based on any reason other than “for cause,” Company shall be obligated to pay to Employee his base salary during the remainder of the term of this Contract (on a monthly basis at the same rate as payable immediately before the Date of Termination). In addition, no later than March 15 following the calendar year during which occurred the event triggering such Date of Termination, Company shall pay to Employee his Proportionate Share of the pre-tax bonus referred to in paragraph 4.b. above. For this purpose, Employee’s “Proportionate Share” will be a fraction the numerator of which is the number of days in such calendar year ending with such Date of Termination and the denominator of which is the total number of days in such calendar year.

(a)          Included within the definition of a termination of Employee other than “for cause” will be a “Change in Control of Company.”  For purposes of this Contract, the term “Change in Ownership or Control of Company” is defined in Exhibit “A” attached hereto.

(b)         If, at the time of termination, Company was providing an automobile to Employee under paragraph 5.e. above, then, for a consideration of Ten Dollars ($10.00) cash paid by Employee to Company, the following shall apply:  (i) if Company owned the automobile, Company shall transfer the title (free and clear of any liens or other encumbrances) to Employee (along with any insurance coverage [if assignable]); and (ii) if Company was leasing such automobile, Company shall assign to employee all of its right, title, and interest in and to such lease. Such transfer or assignment shall be completed by the Company not later than two and one-half (2 ½ ) months after the end of the calendar year in which the Date of Termination occurs. EMPLOYEE ACKNOWLEDGES THAT THE DIFFERENCE IN THE FAIR MARKET VALUE OF THE AUTOMOBILE ON THE DATE OF TRANSFER OVER THE CONSIDERATION PAID BY THE EMPLOYEE SHALL BE TAXABLE TO EMPLOYEE AS COMPENSATION INCOME AND BE SUBJECT TO EMPLOYMENT TAX WITHHOLDING REQUIREMENTS.

(c)          Sec. 416(i) of the Code defines “key employee” as meaning an employee who, at any time during the year, is:  (i) an officer having an annual compensation greater than $130,000; (ii) a five percent owner of the employer; or (iii) a one percent owner of the employer having an annual compensation from the employer of more than $150,000. Sec. 409A of the Code provides that deferred compensation benefits payable as a result of termination of employment cannot be made to “key employees” of publicly-traded corporations or their subsidiaries prior to the date that is six (6) months after the employee’s separation from service. Accordingly, notwithstanding what is stated in this subparagraph (3), in the event any of such payments are to be made as a result of Employee’s termination of employment at a time when Employee is a “key employee” (as defined above) of Company, then the amount so owing shall accrue but shall not be physically paid until at least six (6) months following Employee’s separation from service, but only to the extent required under Sec. 409A of the Code and authoritative guidance thereunder.

(d)         Notwithstanding what is stated in this subparagraph (3), in the event any of such payments under this subparagraph (3) are subject to Sec. 409A of the Code, the payment of such amounts will be modified in order to be exempt from Sec. 409A to the extent possible, otherwise to be in compliance with Sec. 409A, and that the parties understand and agree that the Contract will be amended as needed in order to specify the particular payment’s requirements and limitations as modified. For example, in the event that, at the time of Employee’s termination of employment, he is deemed to be a “key employee” (see subparagraph “(3)(c)” above), then the full amounts of deferred compensation which could not be paid during the first six (6) months following the Date of Termination shall be paid in the seventh (7th) month following the Date of Termination. However, in the event of any such modification and/or amendment which has the effect of reducing the economic benefit receivable by Employee under this Contract, Company shall pay to Employee a reimbursement amount which will have the effect of offsetting (on an after-tax basis) the amount of such economic benefit lost.

(e)          Employee shall not be required to mitigate the amount of any payment provided for in this subparagraph (3) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this subparagraph (3) be reduced by any compensation earned by Employee as the result of self-employment or employment by another employer.

b.              By Employee. If such termination is caused by Employee for any reason, Company will have no obligation to pay to Employee any compensation or fringe benefits following the Date of Termination.

9.               Disclosure of Confidential Information; Covenant Not To Compete. Company possesses secret and confidential equipment, techniques, processes, procedures, technical data and information, and customer lists used or intended for utilization in its operations of which Employee has obtained or may obtain knowledge, and Company would suffer serious harm if this confidential information were disclosed or if Employee used this information to compete against Company. Further, Employee in the performance of services hereunder may develop or conceive new and additional inventions and improvements with respect to such matters. Accordingly, Employee hereby agrees that simultaneously with the execution of this Contract he shall execute and deliver to Company and thereafter abide by the terms of a “Confidentiality Agreement and Covenant Not to Compete” and “Disclosure and Invention Agreement,” copies of each of which are attached hereto respectively as Exhibits “B” and “C” and incorporated herein by reference.

10.         Remedies. Employee agrees that in the event of his breach of his covenants and agreements contained or referenced in this Contract, Company shall be entitled to obtain injunctive or similar relief from a court of competent jurisdiction. The covenants contained in Exhibits “B” and “C” hereof shall be construed as agreements independent of any other agreements between Company and Employee, and the existence of any claim or cause of action of Employee against Company, whether predicated on this Contract or otherwise, shall not constitute a defense to the enforcement by Company of those conveyances. Company shall be entitled to reasonable attorneys’ fees and related legal costs in the event of a breach, or attempted breach, of such covenants by the Employee.

The remedies of Company and Employee under this Contract are cumulative and will not exclude any other remedies to which any party may be entitled hereunder, including a right of offset, whether at law or in equity.

11.         Notices. All notices allowed or required to be given hereunder must be in writing and dispatched by United States certified mail, return receipt requested, to the address of the party entitled to such notice shown at the end of this Contract. Either party hereto may change the address to which any such notice is to be addressed by giving notice in writing to the other party of such change. Any time limitation provided for in this Contract shall commence with the date that the party actually receives such written notice, and the date or postmark of any return receipt indicating the date of delivery of such notice to the addressee shall be conclusive evidence of such receipt. In addition to the parties hereto, copies of all notices should be sent to:

Mr. Herbert M. Gardner

Chairman of the Board and Chief Executive Officer

Supreme Corporation

c/o Barrett-Gardner Associates, Inc.

4 Darley Road

Great Neck, NY 11201

Haynes and Boone, LLP

201 Main Street, Suite 201

Fort Worth, Texas 76102

Attn:   Rice M. Tilley, Jr., Esq.

12.         Assignment. Neither Employee nor anyone claiming under him may commute, encumber, or dispose of the right to receive benefits hereunder. Such right to receive benefits hereunder is expressly declared to be non-assignable and non-transferable by Employee, and in the event of any attempted assignment or transfer, Company shall have no further liability hereunder; provided, however, the foregoing shall not apply to assignments by operation of law, such as to a guardian or to an executor of Employee’s estate.

13.         Waiver. The waiver by Company of Employee’s breach of any provision hereof shall not operate or be construed as a waiver of any subsequent breach by Employee.

14.         Binding Effect. This Contract shall be binding upon the parties hereto and their heirs, successors, executors, administrators, personal representatives, and except as provided in paragraph 12, assigns.

15.         Survival of Provisions. All provisions of this Contract, including all representations, warranties, covenants, and agreements contained or referenced herein, will survive the execution and delivery hereof and any investigation of the parties with respect thereto. The provisions of paragraphs 9 and 10, and Exhibits ”B” and “C,” will survive the termination or amendment of this Contract.

16.         Validity. If any provision of this Contract is held by a court of law to be illegal or unenforceable, the remaining provisions of the Contract will remain in full force and effect. In lieu of such illegal or unenforceable provision, there shall be added automatically as a part of this Contract a provision as similar in terms to such illegal or unenforceable provision as may be possible and be legal and enforceable.

17.         Amendments. This Contract may be amended at any time and from time to time in whole or in part by an instrument in writing setting forth the particulars of such amendment and duly executed by Company and the Employee.

18.         Duplicate Originals. This Contract has been executed in duplicate originals, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement; but in making proof of this Contract, it will not be necessary to produce or account for more than one such duplicate.

19.         Captions. The captions or section headings of this Contract are provided for convenience and shall not limit or affect the interpretation of this Contract.

20.         Governing Law. This Agreement has been made in, and its validity, interpretation, construction, and performance shall be governed by and be in accordance with, the laws of the State of Indiana, without reference to its laws governing conflicts of law. Each party hereby irrevocably agrees that any legal action or proceedings with respect to this Agreement may be brought in the courts of the State of Indiana, or in any United States District Court of Indiana, and, by its execution and delivery of this Agreement, each party hereby irrevocably submits to each such jurisdiction and hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts. Each party further consents and agrees that any process or notice of motion or other application to either of said Courts or any judge thereof, or any notice in connection with any proceedings hereunder, may be served inside or outside the State of Indiana by registered or certified mail, return receipt requested, postage prepaid, and be effective as of the receipt thereof, or in such other manner as may be permissible under the rules of said Courts.

21.         Complete Understanding. This Contract constitutes the complete understanding between the parties hereto, except as otherwise expressly provided or referenced herein, with respect to the employment of Employee. This Contract supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Contract to be effective January 1, 2006.

COMPANY:		EMPLOYEE:

SUPREME CORPORATION

By:	/s/ Herbert M. Gardner	/s/ Robert W. Wilson
	Herbert M. Gardner,	Robert W. Wilson
	Chairman of the Board	518 Carter Road
Goshen, Indiana 46526

Exhibit “A”

to

Employment Contract

I.                                         Change in the ownership of a corporation

(A)                              In general. A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the corporation (or to cause a change in the effective control of the corporation). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock. This applies only when there is a transfer of stock of a corporation (or issuance of stock of a corporation) and stock in such corporation remains outstanding after the transaction.

(B)                                Persons acting as a group. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase, or acquisition of stock,  or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

II.                                     Change in the effective control of a corporation.

(A)                              In general. Notwithstanding that a corporation has not undergone a change in ownership, (see above), a change in the effective control of a corporation occurs only on the date that either –

(1)                                  Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the

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corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or

(2)                                  A majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the election, provided that for purposes of this paragraph  the term corporation refers solely to the relevant corporation for which no other corporation is a majority shareholder for purposes of that paragraph (for example, if Corporation A is a publicly held corporation with no majority shareholder, and Corporation A is the majority shareholder of Corporation B, which is the majority shareholder of Corporation C, the term corporation for purposes of this paragraph would refer solely to Corporation A).

(B)                                Multiple change in control events. A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a change in control event. Thus, for example, assume Corporation P transfers more than 40 percent of the total gross fair market value of its assets to Corporation O in exchange for 35 percent of O’s stock. P has undergone a change in ownership of a substantial portion of its asset, and O has a change in effective control.

(C)                                Acquisition of additional control. If any one person, or more than one person acting as a group, is considered to effectively control a corporation, the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation).

(D)                               Persons acting as a group. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase, or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only with respect to the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

III.                                 Change in the ownership of a substantial portion of a corporation’s assets.

(A)                              In general. Change in the ownership of a substantial portion of a corporation’s assets. A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the

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date of the most recent acquisition by such person or person) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(B)                                Transfers to a related person.

(1)                                  There is no change in control event when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer. A transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred to –

(i)  A shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)  An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the corporation;

(iii)  A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the corporation; or

(iv)  An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in “(iii)” immediately preceding.

(2)                                  A person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.

(C)                                Persons acting as a group. Persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of assets, or similar business transaction with the corporation. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase, or acquisition of assets, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

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Exhibit “B”

to

Employment Contract

Confidentiality Agreement and

Covenant Not To Compete

Robert W. Wilson (hereafter called “Employee”) has entered into an Employment Contract with Supreme Corporation, a Texas corporation (hereafter called “Company”), which is in the business of manufacturing and selling specialized truck bodies.

By signing this Agreement, Employee acknowledges his understanding of the following:

A.                                   All companies have information, generally not known outside the company, called “confidential information.” All companies must conduct their businesses through their employees, and consequently many employees must have access to confidential information. At times the employee himself may generate confidential information as a part of his job;

B.                                     The phrase “confidential information” as used in this Agreement includes information known as, referred to, or considered to be, trade secrets, and comprises, without limitation, any technical, economic, financial marketing, computer program, computer software, computer data (regardless of the medium on which they are stored), computer source and object programs or codes,  job operating control language procedures, data entry utility programs, sorts, and miscellaneous utilities, disk record layouts, flow charts, data entry input forms, operations and installation instructions, report samples, data files, printouts, or other information about the Company or its business which is not common knowledge among competitors or other companies who might like to possess such confidential information or might find it useful. Some examples of confidential information include customer lists, price lists, items in research or development, methods of manufacture, scientific studies or analyses, details of training methods, new products or new uses for old products, refining technology, merchandising and selling techniques, contracts, and licenses, purchasing, accounting, long-range planning, financial plans and results, computer programs and operating manuals, computer source codes, and any other information affecting or relating to the business of the Company, its manner of operation, its plans or processes. This list is merely illustrative and the confidential information covered by this Agreement is not limited to such illustrations; and

C.                                     Company’s confidential information, including information referred to as, known as, or considered to be, trade secrets, represents the most important, valuable, and

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unique aspect of Company’s business, and it would be seriously damaged if Employee breached the position of confidential trust in which Company has placed him by disclosing such confidential information to others or by departing and taking with him the aforesaid unique information compiled over a period of time for the purpose of himself competing against Company or disclosing such information to Company’s competitors, now existing or hereafter formed.

Accordingly, in consideration of TEN DOLLARS ($10.00) paid to Employee by Company, the receipt and sufficiency of which are hereby acknowledged, and Company’s agreement to employ him, Employee agrees as follows (which will constitute an agreement ancillary to Employee’s Employment Contract with Company):

1.                                       Confidential information, including information referred to as, known as, or considered to be, trade secrets, is proprietary to Company. Employee agrees to hold such information in strictest confidence, and not to make use thereof except in performance of duties under the Employment Contract. Whether during or after his employment with Company, Employee may not disclose to others (excepting Company officers or employees having a need to know who have also signed a written agreement expressly binding themselves not to use or disclose it) any confidential information originated, known to, or acquired by Employee while employed by Company. Employee further agrees during such period not to remove from the premises any of Company’s records or other written or tangible materials, including without limitation computer programs and floppy disks (whether prepared by Employee or others) containing any confidential information, except as required for Employee to properly perform his duties as an employee of the Company. Exceptions to these restrictions may be made only by means of Company’s permission given in writing signed by the Chairman of the Board of Directors of Company’s parent, Supreme Industries, Inc., pursuant to an affirmative approval by a majority of Supreme Industries, Inc.’s Board of Directors granting permission to disclose.

2.                                       During a period of two (2) years following the cessation of Employee’s employment with Company, Employee covenants that Employee, either individually or in any capacity, including without limitation, as an agent, consultant, officer, shareholder, or employee of any business enterprises or person with which he may become associated or in which Employee may have a direct or indirect interest, shall not, directly or indirectly for himself or on behalf of any other person or business entity, engage in any business venture or other undertaking which is directly or indirectly competitive with the business or operations of Company (and/or any of its subsidiaries) as generally conducted at, or prior to, the cessation of Employee’s employment with Company. Without limiting the generality of the foregoing, Employee shall not (i) so compete with the Company or its subsidiaries, (ii) be employed by, (iii) be an affiliate (as defined by Securities and Exchange Commission Rule 405 under the Securities Act of 1933), (iv) perform any services for, or (v) have an equity or ownership interest in, any person, firm, partnership, joint venture, or corporation that so competes, directly or indirectly, with the Company or any of its subsidiaries. Further, Employee will not solicit for employment or advise or

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recommend to any other person that such person employ, or solicit for employment, any employee of the Company or any of its subsidiaries who was an employee at, or prior to, the cessation of Employee’s employment with Company. The foregoing covenant not to compete shall be limited to a territory consisting of those states in which the Company had manufacturing facilities as of the time of cessation of Employee’s employment with Company. If for any reason any court of competent jurisdiction finds these covenants to be unreasonable in duration or geographic scope, the prohibitions herein contained shall be restricted to such time and geographic areas as such court determines to be reasonable and enforceable. However, the restrictions stated above will not apply if Company liquidates or if Employee becomes employed by a company (or its affiliate) which acquires (in a voluntary transaction) the stock or business assets of Company.

3.                                       Employee understands and agrees that his violation of any of the provisions of this Agreement will constitute irreparable injury to Company immediately authorizing it to enjoin Employee or the business enterprise with which he may have become associated from further violations, in addition to all other rights and remedies which Company may have under law and equity, including recovery of damages from Employee and a right of offset.

4.                                       Each party shall be entitled to receive from the other party reimbursement of attorney’s fees and related legal costs to the extent incurred in connection with the successful enforcement or defense, as the case may be, of the terms and conditions hereof.

5.                                       The waiver by Company of Employee’s breach of any provision hereof shall not operate or be construed as a waiver of any subsequent breach by Employee. This Agreement shall be binding upon the parties hereto and their heirs, successors, executors, administrators, personal representatives, and assigns. Employee may not assign to any person his covenants, obligations and duties hereunder. All provisions of this Agreement shall survive the termination or amendment of Employee’s Employment Contract.

6.                                       If any provision of this Agreement is held by a court of law to be illegal or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect. In lieu of such illegal or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal or unenforceable provision as may be possible and be legal and enforceable.

7.                                       This Agreement has been made in, and its validity, interpretation, construction, and performance shall be governed by and be in accordance with, the laws of the State of Indiana, without reference to its laws governing conflicts of law. Each party hereby irrevocably agrees that any legal action or proceedings with respect to this Agreement may be brought in the courts of the State of Indiana, or in any United States District Court of Indiana, and, by its execution and delivery of this Agreement, each party hereby irrevocably submits to each such jurisdiction and hereby irrevocably waives any

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and all objections which it may have as to venue in any of the above courts. Each party further consents and agrees that any process or notice of motion or other application to either of said Courts or any judge thereof, or any notice in connection with any proceedings hereunder, may be served inside or outside the State of Indiana by registered or certified mail, return receipt requested, postage prepaid, and be effective as of the receipt thereof, or in such other manner as may be permissible under the rules of said Courts.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective January 1, 2006.

/s/ Robert W. Wilson
Robert W. Wilson
518 Carter Road
Goshen, Indiana 46526

ACCEPTED:

SUPREME CORPORATION

By:	/s/ Herbert M. Gardner
Herbert M. Gardner,
Chairman of the Board

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Exhibit “C”

to

Employment Contract

Disclosure and Invention Agreement

Robert W. Wilson (hereafter called “Employee”) has entered into an Employment Contract with Supreme Corporation, a Texas corporation (hereafter called “Company”), which is in the business of manufacturing and selling specialized truck bodies.

In consideration of TEN DOLLARS ($10.00) paid to Employee by Company, the receipt and sufficiency of which are hereby acknowledged, and Company’s agreement to employ him pursuant to an Employment Contract (to which this Exhibit “C” is attached) between Company and Employee the provisions of which are herein fully incorporated by reference for all purposes, Employee agrees as follows:

1.                                       Employee shall communicate to Company promptly and fully all ideas and the expressions thereof, conceptions, improvements, discoveries, methods, techniques, processes, adaptations, creations, and inventions (whether patentable or copyrightable or not) conceived or made by Employee (whether solely by Employee or jointly with others) (“Ideas”) from the time of entering Company’s employment until one year after Employee’s employment is terminated for any reason, or Employee resigns or retires for any reason, (a) which involve or pertain to, directly or indirectly, the business, assets, activities, computers or computer programs, or investigations of Company as existed at or prior to the cessation of Employee’s employment by Company, or (b) which result from or are suggested by any work which Employee or other employees or independent contractors perform for or on behalf of Company, in whole or in part, as existed at or prior to the cessation of Employee’s employment by Company.

2.                                       Employee shall assist Company during and subsequent to Employee’s employment in every proper way (solely at Company’s expense) to obtain patents and/or copyrights for its own benefit in any or all countries of the world, and to sign all proper papers, patent applications, assignments, and other documents necessary for this purpose, it being understood that such Ideas will remain the sole and exclusive property of Company, and shall not be disclosed to any person, nor used by Employee, except as expressly permitted herein.

3.                                       Written records of Employee’s Ideas in the form of notebook records, sketches, drawings or reports, will remain the property of and be available to Company at all times.

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4.                                       Employee represents that Employee has no agreements with or obligations to others in conflict with the foregoing.

5.                                       Employee understands that this Agreement may not be modified or released except in writing signed by all members of the Company’s Board of Directors.

6.                                       Employee understands and agrees that his violation of any of the provisions of this Agreement will constitute irreparable injury to Company immediately authorizing it to enjoin Employee or the business enterprise with which he may have become associated from further violations, in addition to all other rights and remedies which Company may have at law and equity, including recovery of damages from Employee and a right of offset. Each party shall be entitled to recover from the other party reimbursement of attorney’s fees and related legal costs to the extent incurred in connection with the successful enforcement or defense, as the case may be, of the terms of conditions hereof.

7.                                       This Agreement shall be binding upon the parties hereto and their respective heirs, successors, executors, administrators, personal representatives, and assigns. Employee may not assign his covenants, duties, or obligations hereunder to any other person. The waiver by Company of Employee’s breach of any provision hereof shall not operate or be construed as a waiver of any subsequent breach by Employee.

8.                                       If any provision of this Agreement is held by a court of law to be illegal or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect. In lieu of such illegal or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal or unenforceable provision as may be possible and be legal and enforceable.

9.                                       This Agreement has been made in, and its validity, interpretation, construction, and performance shall be governed by and be in accordance with, the laws of the State of Indiana, without reference to its laws governing conflicts of law. Each party hereby irrevocably agrees that any legal action or proceedings with respect to this Agreement may be brought in the courts of the State of Indiana, or in any United States District Court of Indiana, and, by its execution and delivery of this Agreement, each party hereby irrevocably waives any and all objections which it may have as to venue in any of the above courts. Each party further consents and agrees that any process or notice of motion or other application to either of said Courts or any judge thereof or any notice in connection with any proceedings hereunder, may be served inside or outside the State of Indiana by registered or certified mail, return receipt requested, postage prepaid, and be effective as of the receipt thereof, or in such other manner as may be permissible under the rules of said Courts.

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IN WITNESS WHEREOF, the parties have executed this Agreement to be effective January 1, 2006.

/s/ Robert W. Wilson
Robert W. Wilson
518 Carter Road
Goshen, Indiana 46526

ACCEPTED:

SUPREME CORPORATION

By:	/s/ Herbert M. Gardner
Herbert M. Gardner,
Chairman of the Board

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